UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

FIBROGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36740	77-0357827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

409 Illinois Street
San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 978-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

On July 25, 2023, FibroGen, Inc. (the “Company”), announced that the Board of Directors (the "Board") has appointed Thane Wettig, age 58, to the position of Interim Chief Executive Officer (“Interim CEO”), effective July 23, 2023. He succeeds Enrique Conterno, who has resigned as Chief Executive Officer and from the Board, and who will remain with the Company as Special Advisor to the Interim CEO through August 8, 2023. Mr. Conterno’s resignation on July 21, 2023 was not the result of any disagreement with the Company. The Company would like to thank Mr. Conterno for his service as Chief Executive Officer and on the Board.

Mr. Wettig, who has served as the Company’s Chief Commercial Officer since June 2020, has more than 30 years of global biopharmaceutical leadership and commercial experience. Mr. Wettig previously served as Chief Commercial Officer and Metabolic Franchise Head at Intarcia Therapeutics. Prior to joining Intarcia in 2018, Mr. Wettig served as Chief Marketing Officer (Vice President of Global Marketing, Strategy and Alliance Management) for Lilly Diabetes, leading the development and launch of multiple blockbuster diabetes medicines during a period of unprecedented growth of Lilly’s diabetes business. Mr. Wettig began his career at Lilly in 1990. He was promoted to Vice President of Global Marketing for Diabetes Brands in 2004, and assumed the role as Chief Marketing Officer for Lilly Diabetes when it was formed in 2009. Mr. Wettig also played an integral role in the design and management of Lilly’s highly successful diabetes alliance between Lilly and Boehringer-Ingelheim. He is recognized throughout the industry as a seasoned executive with extensive brand building and launch experience. Mr. Wettig received his M.B.A. and B.A. in biology from Washington University in St. Louis.

Thane Wettig Offer Letter

The Company has entered into an employment offer letter, dated July 23, 2023 (the “Offer Letter”), with Mr. Wettig. The Offer Letter has no specified term and Mr. Wettig’s employment with the Company will be on an at-will basis. The material terms of the Agreement are summarized below.

Base Salary and Bonus. Mr. Wettig will receive an additional monthly salary enhancement of $10,000 on top of his annualized base salary of $545,000. He will remain eligible for an annual bonus under the Company’s Non-Equity Incentive Plan with a target amount of 50% of his base salary for the period he has served as Chief Commercial Officer and a target amount of 75% of his base salary (as enhanced) for the period he serves as Interim CEO. His base salary, additional salary stipend and bonus are subject to annual review.

Severance Terms. While serving as Interim CEO, in the event Mr. Wettig’s employment with the Company terminates for any reason, he will be entitled to certain unpaid and accrued payments and benefits. However, if Mr. Wettig’s employment is terminated by the Company for “cause,” he will be entitled only to limited payments and benefits consisting primarily of earned but unpaid salary and earned but unused paid time off.

Change-in-Control Severance Terms. As part of his service as Chief Commercial Officer, the Company entered into its form of change-in-control severance agreement with Mr. Wettig, dated as of June 22, 2023 (the “CIC Severance Agreement”). This CIC Severance Agreement was amended for the term of his service as Interim CEO by the Offer Letter. Under the terms of the Offer Letter, if Mr. Wettig’s employment is terminated by the Company without “cause” and other than due to death or disability, or he resigns for “good reason,” in either case, in connection with or within 12 months following the effective date of a change in control of the Company (“CIC Termination”), or if Mr. Wettig’s employment is terminated by the Company without “cause” and other than due to death or disability outside the foregoing circumstances (“Ordinary Course Termination”), he will be entitled to receive the severance payments and benefits set forth below, subject to his timely execution (and non-revocation) of a release of claims in our favor within 60 days following the date of such termination of employment. Mr. Wettig’s relinquishment of the Interim CEO role and resumption of duties as Chief Commercial Officer will not be deemed either a termination by the Company without “cause” or a voluntary resignation by him for “good reason.”

CIC Termination

• a cash severance payment equal to 24 months of his base salary then in effect;

• a cash severance payment equal to 1.5 times his current target bonus;

• subject to his timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as

amended, or another state law equivalent (“COBRA”), payment by us of COBRA premiums for him and his eligible dependents for a period of up to 18 months following the date of his termination of employment; and

• all outstanding equity awards, including all outstanding stock options, restricted stock unit awards, and performance restricted stock unit awards held by him will become fully vested and exercisable as of a date immediately prior to the date of his termination of employment.

Ordinary Course Termination

• a cash severance payment equal to 18 months of his base salary then in effect; and

• subject to his timely election of continuation coverage under COBRA, payment by us of COBRA premiums for him and his eligible dependents for a period of up to 18 months following the date of his termination of employment.

Except as described above, the terms and conditions applicable to his existing CIC Severance Agreement will remain in full force and effect.

Notwithstanding the foregoing, to the extent that Mr. Wettig would be entitled to a greater level of severance payments and benefits under the terms and conditions of a severance plan or policy provided by us or our successor to the Company’s other employees being terminated in connection with or within 12 months following a change in control of the Company but for the existence of the change in control severance agreement, he will be entitled to receive the greater of the severance payments and benefits provided under such plan or policy or the change in control severance agreement.

The foregoing descriptions of the Offer Letter and the Company’s form of CIC Severance Agreement are qualified in their entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and is incorporated by reference herein, and the Company’s form of CIC Severance Agreement which was filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2023, and is incorporated by reference herein. The Company also previously entered into its standard form indemnification agreement with Mr. Wettig, which was filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1 (File No. 333-199069) filed with the SEC on October 23, 2014, and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Wettig and any other persons pursuant to which he was selected as Interim CEO. There are also no family relationships between Mr. Wettig and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Enrique Conterno Consulting Agreement

In connection with the resignation of Mr. Conterno, the Company entered into a Consulting with Mr. Conterno, dated July 23, 2023 (the “Consulting Agreement”), and effective August 9, 2023, to provide services relating to the Company’s business at the direction of Mr. Wettig and the Company’s Board Chair, Mr. Schoeneck. In accordance with the Consulting Agreement, Mr. Conterno will receive $35,000 per month, prorated for partial months, and his stock awards will continue to vest in accordance with the existing terms applicable to such awards. The Consulting Agreement will continue until September 30, 2023, and may be extended by mutual agreement. The preceding summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement which is filed as Exhibit 10.2 to this Current Report on Form S-K and incorporated by reference herein.

Item 8.01 Other Information.

On July 25, 2023, the Company issued a press release announcing the appointment of Thane Wettig as the Interim CEO and the resignation of Mr. Conterno as CEO and as a member of the Board, as described above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated July 23, 2023, between FibroGen, Inc. and Thane Wettig.

10.2	Consulting Agreement, dated July 23, 2023, between FibroGen, Inc. and Enrique Conterno.

99.1	Press release dated July 25, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Date:	July 25, 2023	By:	/s/ Michael Lowenstein
Michael Lowenstein Chief Legal Officer